EXHIBIT 10.03A

NONQUALIFIED STOCK OPTION AGREEMENT

This Agreement is made and entered into as of (insert date of grant) between The E. W. Scripps Company (“Company”) and                      (“Grantee”).

In consideration of the mutual promises contained herein and for other good and valuable consideration, the parties agree as follows:

1. The Company delivers to the Grantee a Nonqualified Stock Option to purchase                      Class A Common shares (the “Shares”) of the Company (the “Option”). The Option is subject to the terms and conditions herein set forth and to the terms and conditions of the Company’s 1997 Long-Term Incentive Plan (the “Plan”).

2. The Option will be exercisable in equal installments on February 15, in (one year after grant, two years after grant, and three years after grant) (the “Vesting Schedule”) until its expiration date on (insert end of eight year term), during which time the Grantee may exercise all or part of the Option provided that each exercise is for at least 100 Shares (the “Minimum Exercise”).

3. The purchase price of the Shares shall be $xx.xx per share, the Fair Market Value on (insert date of grant), the date the grant was authorized.

4. The Option shall expire at midnight on (insert end of eight year term), unless sooner terminated or modified under the provision of this Agreement and the Plan.

5. The Option may not be exercised by anyone other than the Grantee or his guardian or legal representative during his lifetime. In the event of his death, the Option may be exercised by the executor or administrator of the Grantee’s estate or, if no executor or administrator has been appointed, by the successor or successors in interest determined under the Grantee’s will or under the applicable laws of descent and distribution. The Option may not be transferred, assigned, encumbered or alienated in any way by the Grantee and any attempt to do so shall render the Option and any unexercised portion thereof, at the discretion of the Company, null, void and unenforceable.

6(a). Subject to the Minimum Exercise, the Option may be exercised in whole or in part by delivering to the Company written notice of exercise specifying the number of shares of Class A Common Stock to be purchased. Such notice shall be accompanied by: 1) cash or a check in payment of the option exercise price, or; 2) delivery of previously acquired shares of unrestricted Class A Common Stock which will be valued at their Fair Market Value on the exercise date in payment of the option exercise price, or; 3) a combination of cash or check and such shares in payment of the option exercise price.

6(b). Subject to the Minimum Exercise, the Option may also be exercised in whole or in part by giving an irrevocable notice of exercise to the company’s brokerage representative. The date on which such notice is received by the broker shall be the date of the exercise of the Option, provided that within five business days of the delivery of such notice the funds to pay for exercise of the Option are delivered to the Company by a broker acting on behalf of the Optionee either in connection with the sale of the shares underlying the Option or in connection with the making of a margin loan to the Optionee to enable payment of the exercise price of the Option.

7. The Company shall, upon exercise of the Option pursuant to section 6(a) or 6(b), issue or cause to be issued to the Grantee (or his executor or administrator or other person entitled thereto), a stock certificate for the number of Shares purchased thereby and/or to any broker acting on behalf of the Optionee a stock certificate for the number of shares sold by such broker for the Optionee.

8. The Company may require, as a condition of the exercise of the Option, that the Grantee sign such further documents as it reasonably determines to be necessary or appropriate to assure compliance with federal and applicable state securities laws.

9. The Grantee shall have no rights as a shareholder with respect to any of the Shares until such Shares are issued to the Grantee.

10. The terms and conditions contained in the Plan, as it may be amended from time to time hereafter are incorporated into and made a part of the Agreement by reference, as if the same were set forth herein in full and all provisions of the Option are made subject to any and all terms of the Plan, as so amended.

11. Each capitalized term used, but not defined herein, shall have the meaning assigned to it in the Plan.

12. This Agreement shall be governed by Ohio law.

IN WITNESS WHEREOF, the parties have hereunto affixed their signatures as of the dated noted above.